UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

Aramark

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (215) 238-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 20, 2017, Aramark announced that its indirect wholly owned subsidiary, Aramark International Finance S.à r.l. (the “Issuer”), intends to privately offer €325.0 million aggregate principal amount of senior unsecured notes due 2025 (the “Notes”). The Issuer intends to use the proceeds from the offering of the Notes, together with other financing sources, to refinance term loans under Aramark’s senior secured credit facilities and to pay certain related fees and expenses.

The offering of the Notes will be made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to investors who are reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act, or outside the United States in accordance with Regulation S under the Securities Act.

This report does not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

By:	/s/ Stephen P. Bramlage, Jr.
Name:	Stephen P. Bramlage, Jr.
Title:	Executive Vice President and Chief Financial Officer

March 20, 2017

3